UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Government Properties Income Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Government Properties Income Trust

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

Dear Fellow Shareholders:

We have previously distributed to you proxy materials for the Annual Meeting of Shareholders of Government Properties Income Trust to be held on May 12, 2015.

According to our latest records we have not yet received your vote.  The Annual Meeting is now only a short time away.  It is important that you provide your voting instructions as soon as possible in order to make sure that your shares will be voted at the meeting.  If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on certain proposals unless you provide specific instructions.

Your vote is important, and we encourage you to vote today.

Please complete, sign, date and mail the enclosed voting form (or follow the Internet or telephone voting instructions on the enclosed form).

Thank you for your cooperation and continued support.

The Board of Trustees,

Barbara D. Gilmore, John L. Harrington, Adam D. Portnoy, Barry M. Portnoy, Jeffrey P. Somers

Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date. Vote by Internet: www.proxyvote.com Vote by Phone: 1-800-454-8683 Vote by Mail: Use the envelope enclosed PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON GOVERNMENT PROPERTIES INCOME TRUST ANNUAL MEETING FOR HOLDERS AS OF 1/21/15 TO BE HELD ON 5/12/15 Your vote is important. Thank you for voting. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report M87551-P58455 For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the appointment of Ernst & Young LLP as independent auditors to serve for the 2015 fiscal year. NOTE: In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof. 1. Election of Trustee. Nominee (for Independent Trustee in Class III): Barbara D. Gilmore For Withhold

You Can Help The Environment By Choosing How You Vote! Voting by telephone or through the internet is fast, easy and secure. There are other ways to vote than using the paper form that is mailed to you 1. It’s Simple. Call the toll-free number found on the enclosed Vote Instruction Form from a touch tone telephone and follow the easy directions 2. Enter your control number found on the Vote Instruction Form enclosed Note: If you vote by phone or internet, DO NOT mail in the enclosed Vote Instruction Form Vote by Internet Vote by Phone Thank you for voting, your vote is important! Voting is available, 24 hours a day, 7 days a week Choose How You Vote 1. Visit www.proxyvote.com 2. Enter your control number that appears on the front of your Vote Instruction Form in the box with the pointing to it 3. Vote your shares 4. Enter your e-mail address 5. Enter your personal identification number [PIN] of your choice [ we suggest the last 4 digits of your Social Security number] 1. Visit www.Investordelivery.com 2. Enter your control number that appears on the front of your Vote Instruction Form in the box with the pointing to it 3. Vote your shares 4. Enter your e-mail address 5. Enter your personal identification number [PIN] of your choice Choose How You Receive Your Materials Reduce paper flow to your home. As a shareholder you can help reduce the environmental impact of producing hard copy proxy materials including annual reports, proxy statements, and voting cards, that are mailed to your home by signing up for electronic delivery. It’s easy to enroll – follow the instructions below. There are two ways to submit your consent for electronic documents: 1. First vote, then enroll for electronic delivery 2. Enrollment for electronic delivery is easy & secure 1. Visit www.proxyvote.com 2. Enter your control number that appears on the enclosed Vote Instruction Form in the box with the pointing to it 3. Vote your shares

Important information about how to receive your proxy materials. Notification to Shareholders Important information about how to receive your proxy materials. www.investordelivery.com is powered by Broadridge® You may elect to receive your proxy information electronically. As the world becomes more aware of the environment, corporations are implementing new practices that promote sustainability and environmental responsibility. As a shareholder you can help reduce the environmental impact of receiving full package paper proxy materials by enrolling for electronic delivery. We need your consent to begin the electronic process. It is quick and easy and you will reduce the amount of mail that arrives in your mailbox! If you would like to receive a complete set of proxy materials by e-mail, enrollment is easy and secure. Simply go to our website at www.investordelivery.com® and enter the control number found on the front of your Vote Instruction Form in the box with the pointing to it. Your preference will apply to all holdings in your account and remain active until you change it. © 2009 Broadridge and investordelivery.com are registered trademarks of Broadridge Financial Solutions, Inc.